Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements Nos. 333-265927, 333-255900, 333-239429, 333-232670, and 333-222673 on Form S-8 and Nos. 333-248953 and 333-259690 on Form F-3 of our reports dated March 28, 2023, with respect to the consolidated financial statements of Erytech Pharma S.A and the effectiveness of internal control over financial reporting.

Lyon, March 28, 2023
KPMG S.A.

Stéphane Gabriel Devin
Partner